[LETTERHEAD]

   FOR IMMEDIATE RELEASE                        For further information:
                                                Cynthia A. Bond
                                                Director, Investor Relations
                                                (212) 407-9126


          SFX BROADCASTING BUYS BACK 555,000 SHARES AND OPTIONS

        NEW YORK, June 20, 1996 -- SFX Broadcasting, Inc. (NASDAQ: SFXBA) today announced that it has bought back from R. Steven Hicks, the outgoing President and Chief Executive Officer of SFX, 170,192 Class A and B Common Shares at $38.00 per share and options to purchase 385,000 shares of Class A Common Stock at prices ranging form $18.75 to $27.00 per share. The shares and the options represent approximately 6.6 percent of the fully diluted shaers of SFX.

        Mr. Hicks has signed a non-compete agreement which precludes him from owning radio stations or investing in properties in markets where SFX or Multi-Market Radio, Inc. (NASDAQ: RAIOA) is operating at the time of SFX's merger with Multi-Market Radio for the twelve months following the merger with Multi-Market Radio. In addition, SFX wil buy out the employment agreement of Mr. Hicks who resigned from SFX's Board of Directors effective June 19, 1996.

        Robert F. X. Sillerman, Executive Chairman of SFX Broadcasting, said, "Steve and I have been partenrs since the creation of Capstar Communications, the predecessor of SFX. There is no question that SFX could not have reached its current levels of achievement without Steve's guidance, vision and participation. He has been a great partner who has contributed immensely to SFX's success. The Board's and Steve's decision to end our relationship a few months early is only a result of the accelerating pace of consolidation within our industry. With Steve gravitating toward strategic investing, rather than hands-on operations, conflicts would have inevitably arisen. This early transaction eliminates any possibility of that."

        Additionally, the company has formalized D. Geoffrey Armstrong's transition to and assumption of the additional responsbilities of Chief Operating Officer. Mr. Armstrong will contniue in his role as Chief Financial Officer of the company. Until the consummation of SFX's merger with Multi-Market Radio, Mr. Sillerman, who has been a chief executive officer, will be the sole Chief Executive Officer. Upon the completion of the merger, Michael G. Ferrel, the President and Chief Executive Officer of Multi-Market Radio, will assume those responsibilities.

        With the anticipated consummation of all previously announced transactions, SFX will own and operate or provide services to the following radio stations:

                    - list of stations follows -

KKRW (FM) Houston, TX                    WGNA (FM) Albany, NY
KODA (FM) Houston, TX                    WPYX (FM) Albany, NY
KQUE (FM) Houston, TX                    WGNA-AM Albany, NY
KNUZ-AM   Houston, TX                    WTRY-AM Albany, NY
WHFS (FM) Wash, DC/Baltimore, MD         WYSR (FM) Albany, NY
WHFM (FM) Long Island, NY                WMYI (FM) Greenville-Spartanburg, SC
WBAB (FM) Long Island, NY                WGVL-AM Greenville-Spartanburg, SC
WBLI (FM) Long Island, NY                WSSL (FM) Greenville-Spartanburg, SC
WGBB-AM   Long Island, NY                WROQ (FM) Greenville, Spartanburg, SC
KMKX (FM) San Diego, CA                  KWFM (FM) Tucson, AZ
KYXY (FM) San Diego, CA                  KRQQ (FM) Tucson, AZ
WSNE (FM) Providence, RI                 KNST-AM   Tucson, AZ
WHJY (FM) Providence, RI                 KCEE-AM   Tucson, AZ
WHJJ (FM) Providence, RI                 WHMP (FM) Springfield, Northampton, MA
WHCN (FM) Hartford, CT                   WHMP-AM   Springfield, Northampton, MA
WMRQ (FM) Hartford, CT                   WPKX (FM) Springfield, Northampton, MA
WKSS (FM) Hartford, CT                   KRZZ (FM) Wichita, KS
WPOP-AM   Hartford, CT                   KKRD (FM) Wichita, KS
WTCK-AM   Greensboro, NC*                KNSS-AM   Wichita, KS
WMAG (FM) Greensboro, NC*                WPLR (FM) New Haven, CT
WHSL (FM) Greensboro, NC**               WYBC (FM) New Haven, CT*
WMFR-AM   Greensboro, NC*                WGNE (FM) Daytona Beach, FL
WSIX (FM) Nashville, TN                  WCHZ (FM) Augusta, GA*
WRVW (FM) Nashville, TN                  WAEG (FM) Augusta, GA***
WIVY (FM) Jacksonville, FL               WAEJ (FM) Augusta, GA***
WPDG-AM   Jacksonville, FL               WJDS-AM   Jackson, MS
WOKV-AM   Jacksonville, FL               WKTF (FM) Jackson, MS
WKQL (FM) Jacksonville, FL               WMSI (FM) Jackson, MS
WLYT (FM) Charlotte, NC                  WSTZ (FM) Jackson, MS
WTDR (FM) Charlotte, NC                  WZRX-AM   Jackson, MS
WDCG (FM) Raleigh, NC                    WJDX (FM) Jackson, MS**
WRDU (FM) Raleigh, NC                    WKNN (FM) Biloxi, MS
WTRG (FM) Raleigh, NC                    WMJY (FM) Biloxi, MS
WZZU (FM) Raleigh, NC                    WVCO (FM) Myrtle Beach, SC***
WMXB (FM) Richmond, VA                   WYAK (FM) Myrtle Bach, SC***
                                         WMYB (FM) Myrtle Beach, SC***


                                         *   Joint Selling Agreement (JSA)
                                         **  JSA with option to buy
                                         *** Local Marketing Agreement

Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WXTR (FM), WXVR
(FM) and WQSI-AM in Washington, DC; WVEZ (FM), WWKY-AM, and WTFX (FM) in Louisville, KY; KOLL (FM) in Little Rock, AR; and WRXR (FM) and WKBG (FM) in Augusta, GA.